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                                                                    Exhibit 99.1

                                     [Logo]

NetSolve Contact:                                  Investor Relations:

Sarah Donohoe                                      Melissa Mines
NetSolve, Incorporated                             NetSolve, Incorporated
512.340.3135                                       512.340.3224
sarah_donohoe@netsolve.com                         melissa_mines@netsolve.com
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            NetSolve Appoints New President, Chief Executive Officer

                       David Hood to Succeed Craig Tysdal

AUSTIN, Texas--September 6, 2002--NetSolve, Incorporated (NASDAQ: NTSL), a leading provider of remote network management solutions, announced today the appointment of David Hood as President and Chief Executive Officer effective September 9. Hood succeeds the company's current President and Chief Executive Officer, Craig Tysdal, who will remain with the company in a strategic role.

         Hood, 46, brings to NetSolve over 20 years of high-tech and telecom experience from start-ups to Fortune 100 companies. At Dell Computer he served in two roles, vice president and general manager of Dell Home Systems, where he was in charge of Dell's consumer PC business, and the Web Business Unit, where he ran a portion of Dell's online business. Prior to Dell, Hood held several key roles with AT&T, including starting and leading AT&T's Internet business while serving as General Manager of the AT&T WorldNet Service and as General Manager of the InterSpan Data Communications Service. Most recently Hood served as Chief Executive Officer at BeVocal in Mountain View, CA, a venture funded voice recognition software company.

         "As President and Chief Executive Officer of NetSolve, Hood will oversee the company's strategic direction and day-to-day operations driving the acceleration of NetSolve's sales, business development and technology," said Michael Gullard, Chairman of the Board. "Craig has provided great vision and leadership and has helped establish NetSolve as a market leader in the managed network services business. He will continue to provide support and counsel for the company and assist in Hood's succession."

         "NetSolve is a leader in the managed network services market, and I am both honored and excited to join this team," said David Hood. "I look forward to carrying on NetSolve's passion and legacy of delivering world-class services to its customers' and building upon an already strong foundation."

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         "David Hood is a seasoned executive with valuable expertise in developing and managing technology companies. He brings established business values and demonstrated success growing businesses and will be a strong complement to our existing management team," said Craig Tysdal. "We believe that David will provide key ingredients to drive the company to new levels of success. This transition represents the culmination of some succession planning I initiated earlier this year as a result of my desire to focus on personal endeavors."

About NetSolve

         NetSolve is a leading provider of remote network management solutions delivering lifecycle operations of infrastructure security, remote office management, IP telephony, and broadband Internet access services to its customers. Focused on fault, configuration, performance, security, and asset management, NetSolve's services augment existing IT management staff enabling customers to focus internal resources on business-critical initiatives. NetSolve's customer base consists of more than 1,000 companies representing more than 40,000 sites managed in over 50 countries. NetSolve is headquartered in Austin, Texas and can be reached at 800-NETSOLVE or at www.netsolve.com. NetSolve's common shares are traded on the NASDAQ Stock market under the symbol NTSL.

         This press release includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We sometimes identify forward-looking statements with such words as "intend", "believe", "expect", "anticipate" or similar words indicating future events. Such statements include without limitation statements about, or implying, the ability of Mr. Hood or NetSolve to accelerate sales, business development and technology, the ability of Mr. Hood or NetSolve to drive to new levels of success, and NetSolve's continued success generally. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Such factors include, without limitation, general economic and business conditions, conditions affecting the industries served by NetSolve, conditions affecting NetSolve's customers, resellers and suppliers, the effect of national and international political and economic conditions, competition, NetSolve's ability to effectively develop, adapt, market and sell its services, the ability and willingness of NetSolve's resellers and other partners to sell theirs and NetSolve's services, customers' acceptance of NetSolve's services, the ability of NetSolve's sales force to increase sales, and other factors disclosed in NetSolve's subsequent filings with the Securities and Exchange Commission. Accordingly, although NetSolve believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Any forward-looking statement speaks only as of the date on which such statement was made, and NetSolve does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated

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events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.